UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2007

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On September 18, 2007, Oscient Pharmaceutical Corporation (the “Company”) received a Staff Determination Letter from the NASDAQ Listing Qualification Department indicating that the Company has not regained compliance with the continued listing requirements of The NASDAQ Global Market because the market value of the Company’s listed securities has fallen below $50,000,000 for ten consecutive business days (pursuant to Rule 4450(b)(1)(A) of the Nasdaq Marketplace Rules) and that its securities are, therefore, subject to delisting from The NASDAQ Global Market.

Pursuant to NASDAQ rules, the Company plans to request a hearing before a NASDAQ Listing Qualifications Panel. At the hearing, the Company will request continued listing pending completion of its plan to demonstrate compliance. The Company’s request for a hearing will stay the delisting of the Company’s common stock, and, as a result, the Company’s securities will continue to be listed on The NASDAQ Global Market until the Panel issues its decision following the hearing. There can be no assurance that the Panel will, following the hearing, grant the Company’s request for continued listing on The NASDAQ Global Market.

The Company’s press release dated September 18, 2007 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release issued by Oscient Pharmaceuticals Corporation on September 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By: /s/ Philippe M. Maitre

        Name: Philippe M. Maitre

        Title: Senior Vice President and Chief Financial Officer

Date: September 18, 2007